                                                                     EXHIBIT 3.2

                        TRW AUTOMOTIVE ACQUISITION CORP.

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1. Place of Meeting and Notice. Meetings of the stockholders of
TRW Automotive Acquisition Corp. (the "Corporation") shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

         Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 50% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

         Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

         Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

         Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock.

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                                   ARTICLE II

                                    DIRECTORS
                                    ---------

         Section 1. Number, Election and Removal of Directors. The number of
Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. Within the limits specified above, the number of
Directors shall be determined by the Board of Directors or the stockholders. The
Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of
Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A
Director may be removed with or without cause by the stockholders.

         Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President and Secretary if directed by the Board of
Directors.

         Section 3. Notice. Notice need not be given of regular meetings of the
Board of Directors. At least one business day before each special meeting of the
Board of Directors, written or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting.

         Section 4. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

         Section 5. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the absent or disqualified member.

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                                   ARTICLE III

                                    OFFICERS
                                    --------

         The officers of the Corporation shall consist of a President, a
Secretary, and a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

                                   ARTICLE IV

                                 INDEMNIFICATION
                                 ---------------

         Section 1. Indemnification Respecting Third Party Claims. (a)
Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of
Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a "Subsidiary Officer")
of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an "Affiliated
Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity
against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the
President of the Corporation and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner

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which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the
Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article.

         (b) Indemnification of Employees and Agents. The Corporation may
indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 1.

         Section 2. Indemnification Respecting Derivative Claims. (a)
Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of
Delaware as in effect from time to time shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the
Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary
Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary
Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the
Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the
President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the
Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this
Article.

                                                                               5

         (b) Indemnification of Employees and Agents. The Corporation may
indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 2.

         Section 3. Determination of Entitlement to Indemnification. Any
indemnification to be provided under Section 1 or 2 of this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii)
if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section 1 or 2 of this Article, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.

         Section 4. Right to Indemnification In Certain Circumstances. (a)
Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a) or (b) of
Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys'
fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

         (b) Indemnification for Service As a Witness. To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation's business is regulated, by reason of his or her services as a director or officer of the Corporation or his or her service as a
Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a
Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person's time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser

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extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

         Section 5. Advances of Expenses. (a) Advances to Directors and
Officers. Expenses and costs, incurred by any person referred to in paragraph
(a) of Section 1 or 2 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

         (b) Advances to Employees and Agents. Expenses and costs incurred by any person referred to in paragraph (b) of Section 1 or 2 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of
Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article.

         Section 6. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

         Section 7. Corporate Obligations; Reliance. The provisions of this
Article shall be deemed to create a binding obligation on the part of the
Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any
Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.

         Section 8. Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article shall continue after he or she shall have

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ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

         Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any
Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

         Section 10. Definitions of Certain Terms. For purposes of this Article,
(i) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued)
under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to "fines"
shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to "serving at the request of the Corporation"
shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the
Corporation" as referred to in this Article.

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         Section 2. Corporate Books. The books of the corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.